Exhibit 23.4
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We hereby consent to the use of our report dated September 27, 2006 relating to the financial statements of Global Internetworking, Inc., in amendment no. 1 to the registration statement on Form S-1 (No. 333-148650) and related prospectus of Global Telecom & Technology, Inc. for the registration of its shares of common stock.
We also consent to the reference to us under the caption “Experts” in the prospectus.
SCHWARTZ, WEISSMAN & CO., P.C.
/s/ Schwartz, Weissman & Co., P.C.
Fairfax, Virginia
February 4, 2008